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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-92551, 333-94579, 333-94581, 333-32164), Form
S-4 (No. 333-92857) and Form S-8 (No. 333-30767, 333-79713, 333-95203,
333-32996) of Great Plains Software, Inc. of our report dated September 13, 1999 relating to the financial statements of FRx Software Corporation, which appears in the Current Report on Form 8-K of Great Plains Software, Inc. dated March 20, 2000.



/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Broomfield, Colorado
May 30, 2000